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                                                                      Exhibit 3b

                             VERIZON NEW JERSEY INC.

                                     BYLAWS

                          (as amended August 12, 2002)

                                    ARTICLE 1
                             STOCKHOLDERS' MEETINGS

           Section 1.1 Place of Meeting. Meetings of the stockholders shall be held at the principal office of the Corporation in the State of New Jersey, or at such other place in the municipality in which the principal officer may be located as may be designated from time to time by the Board of Directors.

           Section 1.2 Annual Meeting; Election of Directors and Inspectors of Election. There shall be an annual meeting of the stockholders of the Corporation for the election of Directors and Inspectors of Election, and for the transaction of such other business as may be brought before the meeting. Any business which may properly be brought before a general meeting of the stockholders and, if due notice is given, any business which may be considered and transacted at a special meeting of the stockholders, may be considered at the annual meeting.

       The annual meeting shall be held on the third Tuesday in March of each year (unless that day be a holiday, then on the next business day) between the hours of 10 o'clock in the forenoon and 3 o'clock in the afternoon or as soon thereafter as may be convenient.

           Section 1.3 Inspectors of Election. There shall be two Inspectors of Election elected at the annual meeting of the stockholders to serve for one year and until their successors are elected. They shall act as inspectors at elections held during the ensuing year and at the next succeeding annual election for Directors and Inspectors of Election. Either of the Inspectors, in the absence of the other shall have power to conduct an election. If none of the Inspectors is present at an election, the stockholders present at the opening of the meeting shall fill the vacancies by the vote of the holders of record of a majority in interest of the issued and outstanding stock entitled to vote and who are present in person or by proxy. No person who is a candidate for the office of Director shall act as judge, inspector or clerk of any election for Directors.

           Section 1.4 Elections. The polls at every election for Directors and Inspectors of Election shall remain open until all of the stockholders present in person or by proxy have voted or have had an opportunity to vote.

           At every election each stockholder, whether resident or non-resident, shall be entitled to one vote, in person or by proxy, for each share of stock held by such stockholder, but no proxy shall be voted on after three years from its date.

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           Section 1.5  Special Meetings.  A special meeting of the stockholders may be called by the Directors or the President at any time, and the President shall call a special meeting whenever he is requested, in writing, to do so by two of the Directors, or by the holders of record of not less than one-third in interest of the issued and outstanding stock of the Corporation.

           Section 1.6 Notice of Meetings. Unless otherwise required by law, a written or printed notice of the time and place of every annual meeting, and of the time, place and purpose of every special meeting of the stockholders shall be given, or caused to be given, by the Secretary to each stockholder of record at least two days before the date specified for such meeting.

           Section 1.7 Quorum. At any meeting of the stockholders, the holders of a majority in interest of all the issued and outstanding stock of the Corporation, who are present in person or by proxy, shall constitute a quorum.

       If less than a quorum be present, a majority of those present shall nevertheless have power to adjourn such meeting to another date.

                                    ARTICLE 2
                               BOARD OF DIRECTORS

           Section 2.1 Number and Qualifications of Directors. The Board of Directors shall consist of not less than one (1) nor more than ten (10) Directors. Each director shall continue in office for one year, and until his successor shall be elected and qualified.

           Section 2.2 Meetings, Time and Place. A stated meeting of the Board of Directors shall be held as soon as practicable, but not later than thirty days after the annual meeting of the stockholders. Thereafter stated meetings shall be held at such times and places as may be fixed from time to time by the Board; provided, however, that if it be determined by the President that it would be desirable to hold any such meeting at a time or place other than that fixed by the Board, the President may designate another time or place for holding that meeting.

       Any or all directors may participate in a meeting of the Board or a committee of the Board by means of conference telephone or any means of communication by which all persons participating in the meeting are able to hear each other. A Board or committee meeting may be held entirely or partially by said means and any director so participating shall be counted as present at the meeting for all purposes.

       A special meeting of the Board of Directors may be called by the President whenever he, shall deem it advisable, and he shall call such a meeting whenever requested, in writing, to do so by two members of the Board.

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       If at any meeting of the Board of Directors, the Chairman of the
  Board, if there be one, and the President are absent, then the Board shall select from among the Directors present one of their number to preside at that meeting.

           Section 2.3 Notice of Meetings. Unless otherwise required by law, a written or printed notice of the time and place of every stated meeting of the Board of Directors, and of the time, place and purpose of every special meeting of the Board shall be given, or caused to be given, by the Secretary to each Director at least two days before the date specified for such meeting.

           Section 2.4 Quorum. At any meeting of the Board of Directors a majority of the Directors then in office shall constitute a quorum, except that in the event of a major catastrophe of the kind referred to in Section 2.6 of these Bylaws a quorum shall consist of a majority of the Directors then available until such time as it shall be determined that all of the Directors are available for service on the Board.

       If less than a quorum be present, a majority of those present shall nevertheless have power to adjourn such meeting to another date.

           Section 2.5 Powers. The Board of Directors shall manage the business, affairs, and property of the Corporation. Any directorship not filled at the annual meeting and any vacancy, however caused, occurring in the Board of Directors may be filled by the affirmative vote of a majority of the remaining Directors. They may appoint an Executive Committee and may appoint such other committees as they may from time to time deem necessary or desirable. No committee shall consist of less than two Directors.

       The Board shall elect the officers provided for in Section 5.1 of these Bylaws and may appoint a General Counsel, one or more than one Assistant Secretary, one or more than one Assistant Treasurer, and such other officers and agents as in the judgment of the Board may be necessary. Any officer elected by the Board and any officer or agent appointed by the Board shall be removable at the pleasure of the Board, and the Board may fill any vacancy. occurring in any office or position.

           Section 2.6 Emergency Authority. The Board of Directors by resolution adopted by a majority of the whole Board, may make advance provision for the continuity and authority of the corporation's management in the event of a major catastrophe, such as a nuclear attack, resulting in the loss or unavailability of members of the Board of Directors, whether by death, incapacity, isolation or otherwise, or in loss or unavailability of officers of the Corporation, and in the event of such a major catastrophe, the terms of any such resolution shall have the same effect as if included in these Bylaws and shall supersede the terms of these By Laws to the extent that they may be inconsistent therewith.

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                                    ARTICLE 3
                          BOARD OF DIRECTORS COMMITTEES

           Section 3.1 Meetings and Notices. The Executive Committee or any other Committee may fix the time and place of holding their stated meetings, and after such time and place are fixed, no notice of such stated meetings shall be necessary.

       A special meeting of the Executive Committee or of any other
  Committee may be called by the President whenever he shall deem it advisable, and he shall call such a meeting whenever requested, in writing, to do so by two members of any Committee.

       If at any meeting of the Executive Committee, the Chairman of the Board of Directors, if there be one, and the President are absent, then the Committee shall select from among the members present one of their number to preside at that meeting.

       A written or printed notice of the time, place and purpose of every special meeting of any Committee shall be given, or caused to be given, by the Secretary to each member at least two days before the date specified for the meeting.

           Section 3.2 Absences. The President may designate from, time to time a member of the Board to act as a member of the Executive Committee or of any other Committee at any meeting or meetings thereof in the place of any member of such Committee absent therefrom.

           Section 3.3 Quorum. At any meeting of the Executive Committee or of any other Committee a majority of the members of such Committee shall constitute a quorum.

       If less than a quorum be present, a majority of those present shall nevertheless have power to adjourn such meeting to another date.

           Section 3.4 Powers. The Executive Committee shall have and exercise the powers of the Board of Directors in the xxxx of the business, affairs and property of the corporation during the intervals between meetings of the Board, except that the Executive Committee shall not have the power of execution, appointment or removal, or assignment of any powers or duties, with respect to any office or position provided for in Section 2.5 of these Bylaws.

                                    ARTICLE 4
                          NOTICES AND WAIVERS OF NOTICE

           Section 4.1 Notices. Any notice required to be given to any stockholder, director or officer under the provisions of these Bylaws or otherwise shall (subject to the provisions of law and of the Certificate of Incorporation of the Corporation) be deemed to be sufficiently given if such notice be written or printed and be deposited in the post office with postage prepaid addressed to such stockholder, director or officer at his address as the same appears

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on the books or records of the Corporation, and the mailing of such notice shall constitute due notice.

           Section 4.2 Waivers of Notice. Any notice required to be given under the provisions of these Bylaws or otherwise may (subject to the provisions of law and of the Certificate of Incorporation of the Corporation) be waived by the stockholder, director or officer to whom such notice is required to be given, either before or after the meeting or action of which notice is waived.

                                    ARTICLE 5
                               OFFICERS AND AGENTS

           Section 5.1 Number, Qualifications and Designation. The officers of the corporation shall be (i) one or more of any of the following: a chairman or a vice-chairman of the board or a president or a vice president (or such other officer as may be duly authorized to exercise the duties, respectively, ordinarily exercised by the president or vice president), (ii) a secretary,
(iii) a treasurer, and (iv) such other officers as may from time to time be elected by the board of directors or appointed in accordance with the provisions of Section 5.3 hereof. One person may hold more than one office. Officers may be, but need not be, directors or shareholders of the corporation.

           Section 5.2 Election and Term of Office. The officers of the corporation, except those appointed by delegated authority pursuant to Section
5.3 hereof, shall be elected by the board of directors for such terms as may be specified by the board, and each such officer shall hold such office until such officer's successor shall have been elected and qualified, or until such officer's earlier death, resignation or removal. Any officer may resign at any time by giving written notice to the corporation. Such resignation shall take effect at the date of receipt of such notice or at any later time specified therein and, unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

           Section 5.3 Subordinate Officers, Employees and Agents. The board of directors may from time to time appoint such subordinate officers, employees or other agents as it deems necessary, who shall hold such positions for such terms and shall exercise such powers and perform such duties as are provided in these Bylaws, or as the board of directors may from time to time determine. The board of directors may delegate to any officer or committee of the board the power to appoint or remove subordinate officers and to retain, appoint or remove employees or other agents, or committees thereof, and to prescribe the authority and duties, not inconsistent with these Bylaws, of such subordinate officers, committees, employees or other agents.

           Section 5.4 Chairman of the Board. The chairman or co-chairman of the board shall preside at all meetings of the board of directors and shall perform such other duties as may from time to time be assigned to him or her by the board of directors.

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           Section 5.5  The President.  The president, if one shall be elected by the board of directors, shall have such authority and perform such duties as usually appertain to that office in business corporations; preside at meetings of the board of directors in the absence of the chairman or a co-chairman of the board; and perform such other duties as may from time to time be assigned to him or her by the board of directors.

           Section 5.6 The Treasurer. The treasurer, or an assistant treasurer, if one shall be elected by the board of directors or appointed by delegated authority pursuant to Section 5.3 hereof, shall have or provide for the custody of the funds and other property of the corporation and shall keep or cause to be kept full and accurate accounts of receipts and disbursements in books belonging to the corporation; collect and receive, or provide for the collection and receipt of, moneys earned by or in any manner due to or received by the corporation; deposit all funds in his or her custody as treasurer in such banks or other places of deposit as the board of directors may from time to time designate; whenever so required by the board of directors, render an account showing his or her transactions as treasurer and the financial condition of the corporation; and, in general, discharge such other duties as may from time to time be assigned to him or her by the board of directors or the chairman or a co-chairman of the board.

           Section 5.7 The Secretary. The secretary, or an assistant secretary, shall attend all meetings of the shareholders and of the board of directors and shall record the proceedings of the shareholders and of the directors and of committees of the board in a book or books to be kept for that purpose; see that notices are given and records and reports properly kept and filed by the corporation as required by law; be the custodian of the seal of the corporation and attest or cause to be attested documents on behalf of the corporation under its seal; and, in general, perform all duties as may from time to time be assigned to him or her by the board of directors or the chairman or a co-chairman of the board.

           Section 5.8 Other Officers. Officers other than those elected by the board of directors pursuant to Section 5.1 shall have such authority and duties, not inconsistent with these Bylaws, as may be provided by resolution of the board of directors.

           Section 5.9 Salaries. The salaries of the officers of the corporation elected by the board of directors shall be fixed from time to time by, or pursuant to authority delegated by, the board of directors.

           Section 5.10 Voting of Stock. Unless otherwise ordered by the board of directors, the chairman or a co-chairman of the board or the president shall have full power and authority, on behalf of the corporation, to attend and to act and vote, in person or by proxy, at any meeting of the shareholders of any company in which the corporation may hold stock, and at any such meeting shall possess and may exercise any and all of the rights and powers incident to the ownership of such stock which, as the owner thereof, the corporation might have possessed and exercised if present. The board of directors, by resolution adopted from time to time, may confer like powers upon any other person or persons.

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                                    ARTICLE 6
                   INDEMNIFICATION AND LIMITATION OF LIABILITY

           Section 6.1 Actions Against Directors, Trustees or Officers. Any present or future director, trustee or officer of this Corporation or the legal representative of any such director, trustee or officer, shall be indemnified by this corporation against reasonable costs, expenses (exclusive of any amount paid to the Corporation in settlements and counsel fees paid or incurred in connection with any action, suit or proceeding to which any such director, trustee or officer or his legal representative may be made a party by reason of his being or having been such director, trustee or officer: provided (1) that such action, suit or proceeding shall be prosecuted against such director, trustee or officer, or against his legal representative to final determination, and it shall not be finally adjudged in said action, suit or proceeding that he had been derelict in the performance of his duties as such director, trustee or officer, or (2) said action, suit or proceeding shall be settled or otherwise terminated as against such director, trustee or officer or his legal representative without a final determination on the merits, and it shall be determined by the Board of Directors of this Corporation that said director, trustee or officer had not been derelict in any substantial way in the performance of his duties as such director, trustee or officer as charged in said action, suit or proceeding.

       This Article shall not constitute a restriction or limitation upon the power of this Corporation to take any other action with respect to the indemnification or reimbursement of directors, trustees, officers or employees.

       Pursuant to further action by the stockholder on March 24, 1988, the following Amendment to the Certificate of Incorporation was approved:

               To the fullest extent that the New Jersey Business Corporation Act, as it exists on the date hereof or as it may hereafter be amended, permits the limitation or elimination of the liability of directors and officers, no director or officer of this Corporation shall be liable to this Corporation or its stockholders for damages for breach of duty as a director or officer. No amendment or repeal of this Article shall apply to or have any effect on the liability or alleged liability of any director or officer of this Corporation for or with respect to any acts or omissions of such director or officer occurring prior to such amendment or repeal.

                                    ARTICLE 7
                                      STOCK

           Section 7.1 Stock Certificates. Stock certificates, signed in the manner prescribed by law, shall be issued to each stockholder, certifying the number of shares of stock to which he is entitled, and said certificates and the shares represented thereby shall be transferable only upon the books of the Corporation by the stockholder named in the certificate or his duly authorized attorney or representative.

       No new stock certificate shall be issued until the old certificate representing the same shares of stock has been surrendered and cancelled; provided, however, that in case of a lost stock certificate, another certificate in lieu thereof may be issued upon such conditions as the Board of Directors may prescribe.

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                                    ARTICLE 8
                                 TRANSFER BOOKS

           Section 8.1 Closing Transfer Books. The Board of Directors shall have the power to close the stock transfer books of the Corporation for a period not exceeding fifty days preceding the date of any meeting of stockholders or the date for payment of any dividend, or the date for the allotment of rights, or the date when any change or conversion or exchange of capital stock shall go into effect; provided, further, that in lieu of so closing the stock transfer books as aforesaid, the Board of Directors may fix, in advance, a date, not exceeding fifty days preceding the date of any meeting of stockholders, or the date for the payment of any dividend, or the date for the allotment of rights, or the date when any change or conversion or exchange of capital stock shall go into effect, as a record date for the determination of the stockholders entitled to notice of, and to vote at, any such meeting or entitled to receive payment of any such dividend, or to any such allotment of rights, or to exercise the rights in respect to any such change, conversion or exchange of capital stock, and in such case only stockholders of record on the date so fixed shall be entitled to such notice of, and to vote at such meeting, or to receive payment of such dividend, or allotment of rights or exercise of such rights, as the case may be, and stockholders of record on such date shall be exclusively so entitled, notwithstanding any transfer of any stock on the books of the Corporation after any such record date fixed as aforesaid.

                                    ARTICLE 9
                                      SEAL

           Section 9.1 Form. The seal of the Corporation shall be circular in form and shall have the name of the Corporation, Verizon New Jersey Inc., on the circumference and the word Seal in the enter.

                                   ARTICLE 10
                                CHANGES IN BYLAWS

           Section 10.1 Amendments, etc. These Bylaws may be altered, amended or repealed at any meeting of the Board of Directors by a majority vote of the number of Directors fixed pursuant to Section 2.1 of these Bylaws, or at any meeting of the stockholders by the vote of the holders of record of a majority in interest of the issued and outstanding stock, who are present in person or represented by proxy at the meeting provided that in the call for any such meeting notice shall have been given of the proposed action to alter, amend or repeal the Bylaws.

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